Exhibit 10.1

 EXECUTION VERSION

SHARE PURCHASE AGREEMENT

between

DIP SPV I, L.P.

and

FREIGHT TECHNOLOGIES, INC.

dated as of

December 9, 2025

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of December 9, 2025, is entered into between DIP SPV I, L.P., a limited partnership organized and existing under the laws of the British Virgin Islands (“Seller”), and FREIGHT TECHNOLOGIES, INC., a company organized and existing under the laws of the British Virgin Islands (“Buyer”).

Unless otherwise noted, capitalized terms used in this Agreement have the meanings given to such terms in Section 7.10 of this Agreement.

RECITALS

WHEREAS, Seller owns all of the issued and outstanding shares of (such issued and outstanding shares, the “Shares”) of JAK Solar Loans 1 Limited, a company limited by shares organized and existing under the laws of the British Virgin Islands (the “Company”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
Purchase and sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined below), Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares, free and clear of any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance (each, an “Encumbrance”) other than Encumbrances arising under the Seller Memorandum and Articles (as defined below) and applicable securities laws.

Section 1.02 Purchase Price; Consideration Shares. As consideration for the sale of the Shares by Seller to Buyer hereunder, at or within 10 Business Days of the Closing (but in no event later than December 31, 2025), Buyer shall issue to Seller the Consideration Shares free and clear of Encumbrances other than Encumbrances arising under the Buyer’s Amended and Restated Memorandum and Articles; provided; however, that if the Consideration Shares are not issued within such timeframe, Buyer shall pay to Seller $5,500,000 in cash in immediately available funds by wire transfer to an account designated by Seller prior to such time. As used herein, “Consideration Shares” means a number of newly issued Preferred Shares having an aggregate stated value of $5,500,000.

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ARTICLE II
CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the 1st Business Day on which the conditions set forth in Section 2.04 and Section 2.05 below are satisfied or waived and in any event no later than 7 days following the date of this Agreement or such other date as Buyer and Seller shall agree to in writing (such date, the “Closing Date”) remotely by exchange of documents and signatures (or their electronic counterparts). The acquisition of the Shares pursuant to this Agreement shall be deemed to occur at 12:01 a.m. New York City time on the Closing Date. All proceedings to be taken, and all documents to be executed and delivered by the parties hereto at the Closing, will be deemed to have been taken and executed simultaneously, and no such proceedings will be deemed to have been taken and no such documents executed and delivered, until all such proceedings have been taken and all such documents have been executed and delivered (in each case, unless waived by the applicable party hereto).

Section 2.02 Seller Closing Deliverables. At the Closing, Seller shall deliver to Buyer the following:

(a) share certificates dated the Closing Date evidencing the Shares, free and clear of all Encumbrances (other than Encumbrances arising under the Seller Memorandum and Articles or applicable securities laws), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank;

(b) a certificate of the managing member to the general partner of Seller (“Seller’s Certificate”) certifying: (i) that attached thereto are true and complete copies of all resolutions of the general partner of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that such resolutions are in full force and effect; (ii) the names, titles and signatures of the persons authorized to sign this Agreement on behalf of the general partner of Seller; and (iii) that attached thereto are true and complete copies of the governing documents of the Company, including any amendments or restatements thereof, and that such governing documents are in full force and effect;

(c) such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as Seller or its counsel may reasonably request.

Section 2.03 Buyer Closing Deliverables. In connection with the Closing, Buyer shall deliver the following to Seller:

(a) a certified copy of the Amended and Restated Buyer’s Memorandum and Articles reflecting the designation of the Preferred Shares having the rights, preferences, privileges, and restrictions as set forth in Schedule I attached hereto or as otherwise agreed to between Buyer and Seller (the “Buyer’s Amended and Restated Memorandum and Articles”) on or prior to the date of the delivery of the Consideration Shares;

(b) a statement of book entry evidencing the Consideration Shares free and clear of all Encumbrances registered on the register of members of Buyer in the name of Seller in the amount set forth in Section 1.02 on the date of the delivery of the Consideration Shares;

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(c) on the Closing Date, a certificate of the Secretary (or other officer) of Buyer (“Secretary’s Certificate”) certifying: (i) that attached thereto are true and complete copies of all resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that such resolutions are in full force and effect; and (ii) the names, titles and signatures of the officers of Buyer authorized to sign this Agreement on behalf of Buyer;

(d) a transfer agent instruction letter in a form acceptable to Seller duly executed by the Company and the Transfer Agent instructing the Transfer Agent to deliver the Consideration Shares registered in the name of Seller (“Buyer’s Transfer Agent Letter”) on or prior to the date of the delivery of the Consideration Shares;

(e) on the Closing Date, a Certificate of the Chief Executive Officer and Chief Financial Officer of the Company certifying that all of the conditions to Closing have been satisfied; and

(f) such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

Section 2.04 Seller Closing Conditions. The obligation of Seller hereunder is subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:

(a) the representations and warranties of Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date;

(b) the Common Shares (A) shall be listed on the Nasdaq Capital Market and (B) except as otherwise disclosed in the Buyer SEC Documents with respect to the Nasdaq Capital Market, shall not have been suspended, as of the Closing Date, by the SEC or the Nasdaq Capital Market from trading on the Nasdaq Capital Market nor shall suspension by the SEC or the Nasdaq Capital Market have been threatened, as of the Closing Date, either (I) in writing by the SEC or Nasdaq Capital Market or (II) by falling below the minimum maintenance requirements of the Nasdaq Capital Market;

(c) Buyer shall have filed the Buyer’s Amended and Restated Memorandum and Articles and such Buyer’s Amended and Restated Memorandum and Articles shall be effective under the laws of the British Virgin Islands or at the option of Seller, Buyer shall have finalized the Buyer’s Amended and Restated Memorandum and Articles for filing and committed to file such Buyer’s Amended and Restated Memorandum and Articles as promptly as practicable following closing;

(d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of the transaction contemplated by this Agreement;

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(e) Since the date of the execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in any event, occurrence, fact, condition or change that, taken as a whole, would have materially adverse consequences to or effects on the business, results of operations, financial condition or assets of Buyer.

(f) Buyer shall have submitted a Listing of Additional Shares Notification Form to the Nasdaq Capital Market with respect to the Common Shares issuable upon conversion of the Consideration Shares.

Section 2.05 Buyer Closing Conditions. The obligation of Buyer hereunder is subject to the satisfaction, at or before the Closing, of each of the following conditions:

(a) the representations and warranties of Seller shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and Seller shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Seller at or prior to the Closing Date;

(b) Since the date of the execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect; and

(c) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of the transaction contemplated by this Agreement.

ARTICLE III
Representations and warranties of seller

Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof and on the Closing Date.

For purposes of this ARTICLE III, “Seller’s knowledge,” “knowledge of Seller,” and any similar phrases shall mean the actual knowledge of DIP1 Management LLC, the general partner of the Company.

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Section 3.01 Organization and Authority of Seller. Seller is a limited partnership duly organized, validly existing and in good standing under the Laws (as defined in Section 3.05) of the British Virgin Islands. Seller has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder, and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. Once executed by Buyer, this Agreement will constitute a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.02 Organization, Authority and Qualification of the Company. The Company is a company limited by shares duly organized, validly existing and in good standing under the Laws of the British Virgin Islands and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.

Section 3.03 Capitalization.

(a) The authorized shares of the Company consists of fifty thousand (50,000) Common Shares, of which one (1.0) Common Share is issued and outstanding, held by Seller, and constitutes the Shares. All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances other than those arising under the Seller Memorandum and Articles and applicable securities laws.

(b) There are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation or other rights, agreements or commitments relating to the shares of the Company or obligating Seller or the Company to issue or sell any shares of, or any other interest in, the Company. There are no voting trusts, stockholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Shares.

Section 3.04 No Subsidiaries. The Company does not own, or have any interest in any shares or have an ownership interest in any other corporation, partnership, joint venture, limited liability company, unincorporated organization, trust, association, or other entity.

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Section 3.05 No Conflicts or Consents. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any provision of the Articles of Limited Partnership, Seller Memorandum and Articles, or other organizational or constitutional documents of Seller or the Company; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Seller or the Company; (c) require the consent, notice or other action by any Person under, violate or conflict with, or result in the acceleration of any material contract to which the Company is a party or by which its assets or properties are bound; or (d) require any consent, permit, Governmental Order, filing or notice from, with or to any Governmental Authority; except, in the cases of clauses (b) and (c), where the violation, conflict, acceleration or failure to obtain consent or give notice would not have a Material Adverse Effect and, in the case of clause (d), where such consent, permit, Governmental Order, filing or notice which, in the aggregate, would not have a Material Adverse Effect. For purposes of this Agreement: (i) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law or other requirement or rule of law of any Governmental Authority; (ii) “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority; (iii) “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court or tribunal of competent jurisdiction; (iv) “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity; and (v) “Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to the business, results of operations, financial condition or assets of the Company, taken as a whole.

Section 3.06 Absence of Certain Changes, Events and Conditions. Except as expressly contemplated by this Agreement, from December 31, 2024, until the date of this Agreement, the Company has operated in the ordinary course of business in all material respects and there has not been: (a) a Material Adverse Effect; or (b) any event, occurrence, fact, condition or change that is materially adverse to the ability of Seller to consummate the transactions contemplated hereby.

Section 3.07 Legal Proceedings; Governmental Orders. There are no claims, actions, suits, investigations or other legal proceedings (collectively, “Actions”) pending or, to Seller’s knowledge, threatened in writing against or by the Company affecting any of its properties or assets (or by or against Seller or any Affiliate thereof and relating to the Company), which if determined adversely to the Company (or to Seller or any Affiliate thereof) would result in a Material Adverse Effect. For purposes of this Agreement: (x) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and (y) the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. There are no outstanding Governmental Orders against, relating to, or affecting the Company or any of its properties or assets which would have a Material Adverse Effect.

Section 3.08 Compliance with Laws; Permits. The Company is in compliance with all Laws applicable to it or its business, properties or assets, except where the failure to be in compliance would not have a Material Adverse Effect. All permits, licenses, franchises, approvals, authorizations and consents required to be obtained from Governmental Authorities (collectively, “Permits”) for the Company to conduct its business have been obtained and are valid and in full force and effect, except where the failure to obtain such Permits would not have a Material Adverse Effect.

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Section 3.09 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.10 No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE III, none of Seller, the Company or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller or the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Buyer or its representatives (including any information, documents or material delivered to Buyer on behalf of Seller for purposes of this Agreement or any management presentations made in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law.

ARTICLE IV
Representations and warranties of buyer

Except as set forth in the correspondingly numbered sections or subsections of the Disclosure Schedule, Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof and on the Closing Date. For purposes hereof, the “Disclosure Schedule” means the Disclosure Schedule delivered by Buyer to Seller hereunder, dated as of the Closing Date.

For purposes of this ARTICLE IV, “Buyer’s knowledge,” “knowledge of Buyer,” and any similar phrases shall mean the actual knowledge of the executive officers of Buyer.

Section 4.01 Organization and Authority of Buyer. Buyer is a business company duly organized, validly existing and in good standing under the Laws of the British Virgin Islands. Buyer has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder, and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. Once executed by Seller, this Agreement will constitute a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any provision of the Buyer Memorandum and Articles or other organizational or constitutional documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; (c) require the consent, notice or other action by any Person under, violate or conflict with, or result in the acceleration of any agreement to which Buyer is a party; or (d) require any consent, permit, Governmental Order, filing or notice from, with or to any Governmental Authority; except, in the cases of clauses (b) and (c), where the violation, conflict, acceleration or failure to obtain consent or give notice would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby and, in the case of clause (d), where such consent, permit, Governmental Order, filing or notice which, in the aggregate, would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

Section 4.03 Buyer SEC Filings. Since its formation, Buyer has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Buyer with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Exchange Act or 1934, as amended (the “Exchange Act”) or the United States Securities Act or 1933, as amended (the “Securities Act”), together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Buyer SEC Documents”). Buyer has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) Business Days prior to the date of this Agreement: (i) Buyer’s Annual Reports on Form 10-K (or Form 20-F if the Company was a “foreign private issuer” as defined in Rule 405 promulgated under the Securities Act (“Rule 405”)), (ii) all proxy statements relating to Buyer’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, (iii) its Quarterly Reports on Form 10-Q (or its interim unaudited financial reports disclosed in Report of Foreign Private Issuer on Form 6-K if Buyer was then a “foreign private issuer” as defined in Rule 405), (iv) its Current Reports on Form 8-K (or Reports of Foreign Private Issuer on Form 6-K if Buyer was then a “foreign private issuer” as defined in Rule 405), and (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 4.03) filed by Buyer with the SEC since Buyer’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above), whether or not available through EDGAR, are, collectively, the (“Buyer SEC Documents”). Buyer SEC Documents were, and the Additional Buyer SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002, as amended, as the case may be, and the rules and regulations thereunder. Buyer SEC Documents did not, and the Additional Buyer SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Buyer SEC Document or Additional Buyer SEC Document has been or is revised or superseded by a later filed Buyer SEC Document or Additional Buyer SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 4.03, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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Section 4.04 Reporting Company. Buyer is a publicly held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the Common Shares are registered pursuant to Section 12(b) of the Exchange Act. Other as disclosed in the Buyer SEC Documents, there is no legal proceeding pending or, to Buyer’s knowledge, threatened in writing against Buyer by the SEC with respect to the deregistration of the Common Shares. Buyer has taken no action that is designed to terminate the registration of the Common Shares under the Exchange Act.

Section 4.05 Listing. The Common Shares are listed on the Nasdaq Capital Market, under the ticker symbol “FRGT”. Other as disclosed in Buyer SEC Documents, there is no other action or proceeding pending or, to the knowledge of Buyer, threatened against Buyer by Nasdaq with respect to any intention by such entity to prohibit or terminate the listing of the Common Shares on Nasdaq.

Section 4.06 The Consideration Shares. The creation and issuance of the Consideration Shares have been duly authorized and, when issued, sold and delivered by Buyer to Seller at the Closing under this Agreement, will validly issued, fully paid and nonassessable Preferred Shares, free and clear of all Encumbrances, other than any Encumbrances arising under the Buyer Memorandum and Articles. The Consideration Shares will be issued in compliance with all applicable securities laws, and without violation of the preemptive rights, rights of first refusal, rights of first offer, or similar rights of any Person.

Section 4.07 Issuance of the Securities. The Conversion Shares have been duly authorized and, when issued in accordance with the terms of the Consideration Shares, will be validly issued, fully paid and nonassessable Common Shares, free and clear of all Liens imposed by Buyer. The Consideration Shares are duly authorized and free and clear of all Liens imposed by Buyer. Buyer will at all times keep available, from its duly authorized but unissued shares, the maximum number of Common Shares issuable pursuant to the conversion of the Preferred Shares. Buyer understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. Buyer further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Consideration Shares in accordance with the terms of the Consideration Shares is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of Buyer.

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Section 4.08 Capitalization. As of the date hereof, the authorized share capital of Buyer consists of an unlimited number of Common Shares. As of the date hereof, Buyer has (i) 7,821,228 Common Shares issued and outstanding, (ii) 1,169,846 of Buyer’s Series A1 Preferred Shares, par value $0.0001 per share (“Series A1 Preferred Shares”), issued and outstanding, which convert into 174 Common Shares, (iii) 634,978 of Buyer’s Series A2 Preferred Shares, par value $0.0001 per share (“Series A2 Preferred Shares”), issued and outstanding, which convert into 142 Common Shares, (iv) 2,064,757 Series A4 Preferred Shares, par value $0.0001 per shares (“Series A4 Preferred Shares”), issued and outstanding, which convert into 8,212,614 Common Shares, (v) 13,802,074 of Buyer’s Series B Preferred Shares, par value $0.0001 per share (“Series B Preferred Shares”), issued and outstanding, which convert into 6,501 Common Shares, (iv) 7,020 of Buyer’s Series Seed Preferred Shares, par value $0.0001 per share (“Series Seed Preferred Shares”), issued and outstanding, which convert into 1 Common Share. As promptly as practicable following the date hereof and in any event no later than 1 Business Day prior to the Closing Date, Buyer shall have designated and authorized 6,000,000 shares of a new class of preferred shares known as the Series C-1 preferred shares (“Preferred Shares”), which Preferred Shares shall have the rights, preferences, privileges and restrictions as are set forth in Schedule I attached hereto by filing the Buyer’s Amended and Restated Memorandum and Articles with the British Virgin Islands and taking such other actions as required under the laws of the British Virgin Islands to effect the designation and issuance of the Preferred Shares. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as a result of the purchase and sale of the Securities and as set forth on Section 4.08 of the Disclosure Schedule, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares, or contracts, commitments, understandings or arrangements by which Buyer or any Subsidiary is or may become bound to issue additional Common Shares or Share Equivalents. The issuance and sale of the Securities will not obligate Buyer to issue Common Shares or other securities to any Person (other than Seller) and will not result in a right of any holder of Buyer securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of Buyer or any Subsidiary that contain any mandatory redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Buyer or any Subsidiary is or may become bound to redeem a security of Buyer or such Subsidiary. Buyer does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares in Buyer are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all foreign, federal and state securities laws. Other than the Required Approvals, no further approval or authorization of any shareholder, lender, the board of directors of Buyer or others is required for the issuance and sale of the Consideration Shares and the Conversion Shares. There are no shareholders agreements, voting agreements or other similar agreements with respect to Buyer’s shares to which Buyer is a party or, to the knowledge of Buyer, between or among any of Buyer’s shareholders.

Section 4.09 Transactions With Affiliates and Employees. Except as set forth in the SEC Reports and as set forth in Section 4.09 of the Disclosure Schedule, none of the officers or directors of Buyer or any Subsidiary and, to the knowledge of Buyer, none of the employees of Buyer or any Subsidiary is presently a party to any transaction with Buyer or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Buyer, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Buyer and (iii) other employee benefits, including stock option agreements under any stock option plan of Buyer.

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Section 4.10 Sarbanes-Oxley; Internal Accounting Controls. Buyer and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Buyer and the Subsidiaries maintain internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Buyer and the Subsidiaries have established and maintained disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Buyer and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by Buyer in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Buyer’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of Buyer and the Subsidiaries as of the end of the period covered by the most recently filed periodic annual report under the Exchange Act (such date, the “Evaluation Date”). Buyer presented in its most recently filed periodic annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, except as set forth in Section 4.10 of the Disclosure Schedule, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of Buyer and its Subsidiaries that have materially affected, or is reasonably likely to be materially affect, the internal control over financial reporting of Buyer and its Subsidiaries.

Section 4.11 Private Placement. Assuming the accuracy of Seller’s representations and warranties set forth in ARTICLE III herein, no registration under the Securities Act is required for the offer and sale of the Securities by Buyer to Seller as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

Section 4.12 Investment Company. Buyer is not, and is not an Affiliate of, and immediately after receipt of the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Buyer shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

Section 4.13 [Reserved].

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Section 4.14 Listing and Maintenance Requirements. Except as set forth on Section 4.14 of the Disclosure Schedule, Buyer has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has Buyer received any notification that the Commission is contemplating terminating such registration. Except as set forth on Section 4.15 of the Disclosure Schedule, Buyer has not in the 12 months preceding the date hereof received notice from any Trading Market on which Common Shares are or have been listed or quoted to the effect that Buyer is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth on Section 4.14 of the Disclosure Schedule, Buyer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and Buyer is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

Section 4.15 No Integrated Offering. Assuming the accuracy of Seller’s representations and warranties set forth in Section 3.02, neither Buyer, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by Buyer for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of Buyer are listed or designated.

Section 4.16 Solvency. Buyer has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Neither Buyer nor any Subsidiary is in default with respect to any Indebtedness.

Section 4.17 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to be materially adverse to Buyer and its Subsidiaries, Buyer and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Buyer or of any Subsidiary know of no basis for any such claim.

Section 4.18 No General Solicitation. Neither Buyer nor any Person acting on behalf of Buyer has offered or sold any of the Securities by any form of general solicitation or general advertising. Buyer has offered the Securities for sale only to Seller and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act

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Section 4.19 Foreign Corrupt Practices. Neither Buyer nor any Subsidiary, nor to the knowledge of Buyer or any Subsidiary, any agent or other person acting on behalf of Buyer or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Buyer or any Subsidiary (or made by any person acting on its behalf of which Buyer is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

Section 4.20 Acknowledgment Regarding Seller’s Purchase of Purchased Securities. Buyer acknowledges and agrees that Seller is acting solely in the capacity of an arm’s length Seller with respect to this Agreement and the transactions contemplated thereby. Buyer further acknowledges that Seller is not acting as a financial advisor or fiduciary of Buyer (or in any similar capacity) with respect to this Agreement and the transactions contemplated thereby and any advice given by Seller or any of its representatives or agents in connection with this Agreement and the transactions contemplated thereby is merely incidental to Seller’s purchase of the Securities. Buyer further represents to Seller that Buyer’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by Buyer and its representatives.

Section 4.21 Regulation M Compliance. Buyer has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Buyer to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Buyer.

Section 4.22 Office of Foreign Assets Control. Neither Buyer nor any Subsidiary nor, to Buyer’s knowledge, any director, officer, agent, employee or affiliate of Buyer or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

Section 4.23 Money Laundering. The operations of Buyer and its Subsidiaries are and have been conducted at all times in compliance with applicable U.S. and foreign financial record-keeping and reporting requirements, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Buyer or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of Buyer or any Subsidiary, threatened.

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Section 4.24 No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of Buyer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Buyer participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of Buyer’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Buyer in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Buyer has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. Buyer has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to Seller a copy of any disclosures provided thereunder.

Section 4.25 Notice of Disqualification Events. Buyer will notify Seller in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

Section 4.26 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.27 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of Seller and the Company for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in ARTICLE III of this Agreement; and (b) none of Seller, the Company or any other Person has made any representation or warranty as to Seller, the Company or this Agreement, except as expressly set forth in ARTICLE III of this Agreement.

ARTICLE V
OTHER AGREEMENTS OF THE PARTIES

Section 5.01 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any Transfer of Securities other than pursuant to an effective registration statement or Rule 144, to Buyer or to an Affiliate of Seller or in connection with a pledge, Buyer may require the transferor thereof to provide to Buyer an opinion of counsel selected by the transferor and reasonably acceptable to Buyer, the form and substance of which opinion shall be reasonably satisfactory to Buyer, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of Transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of Seller under this Agreement.

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(b) Seller agrees to the imprinting, so long as is required by this Section 5.01, of a legend on any of the Securities that are certificated in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Section 5.02 Integration. Buyer shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

Section 5.03 Securities Laws Disclosure; Publicity. Buyer shall, no later than 9:00 a.m. Eastern Time on the Business Day following the date hereof, file a Report of Foreign Private Issuer on Form 6-K, including this Agreement as exhibits thereto, with the Commission. From and after the filing of the Form 6-K, Buyer represents to Seller that it shall have publicly disclosed all material, non-public information delivered to Seller by Buyer or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.

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Section 5.04 Indemnification of Seller. Subject to the provisions of this Section 5.05, Buyer will indemnify and hold Seller and its directors, officers, managers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Seller (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Seller Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Seller Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement or (b) any Action instituted against the Seller Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of Buyer who is not an Affiliate of a Seller Party, with respect to any of the transactions contemplated by this Agreement (unless such Action is solely based upon a material breach of the Seller Party’s representations, warranties or covenants under this Agreement or any agreements or understandings the Seller Party may have with any such shareholder or any violations by the Seller Party of state or federal securities laws or any conduct by the Seller Party which constitutes fraud, gross negligence or willful misconduct). If any Action shall be brought against any Seller Party in respect of which indemnity may be sought pursuant to this Agreement, the Seller Party shall promptly notify Buyer in writing, and Buyer shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Seller Party. Any Seller Party shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Seller Party except to the extent that (i) the employment thereof has been specifically authorized by Buyer in writing, (ii) Buyer has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Action there is, in the reasonable opinion of Seller’s counsel, a material conflict on any material issue between the position of Buyer and the position of the Seller Party, in which case Buyer shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. Buyer will not be liable to any Seller Party under this Agreement (y) for any settlement by a Seller Party effected without Buyer’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Seller Party’s breach of any of the representations, warranties, covenants or agreements made by the Seller Party in this Agreement. The indemnification required by this Section 4.5 shall be made by advancement of periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Seller Party against Buyer or others and any liabilities Buyer may be subject to pursuant to law; provided, however, that no Seller shall be entitled to any double recovery of damages as a result of the exercise of any other such right.

Section 5.05 Listing of Common Shares. Buyer hereby agrees to take all actions following the date hereof to file a listing of additional shares with the Trading Market relating to the transaction contemplate hereby. Buyer will use its best efforts to maintain the listing or quotation of the Common Shares on the Trading Market on which it is currently listed. Buyer further agrees, if Buyer applies to have the Common Shares traded on any other Trading Market, it will then include in such application all of the Conversion Shares will take such other action as is necessary to cause all of the Conversion Shares to be listed or quoted on such other Trading Market as promptly as possible. Buyer will then take all action reasonably necessary to continue the listing and trading of its Common Shares on a Trading Market and will comply in all respects with Buyer’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. Buyer agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

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Section 5.06 Certain Transactions; Confidentiality; Prohibition on Short Sales.

(a) Seller covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including short sales of any of Buyer’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Form 6-K as described in Section 5.03. Seller covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by Buyer pursuant to the Form 6-K as described in Section 5.03, Seller will maintain the confidentiality of the existence and terms of this transaction and the information included herein.

(b) Seller hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of Buyer. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

Section 5.07 Blue Sky Filings. Buyer shall take such action as Buyer shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to Seller at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Seller.

Section 5.08 Reservation of Common Shares. So long as any of the Consideration Shares remain outstanding, Buyer shall at all times have authorized but unissued, no less than 100% of the maximum number of Common Shares issuable upon conversion of all the Consideration Shares outstanding (without regard to any limitations on the conversion of the Preferred Shares set forth therein).

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Section 5.09 Piggyback Registration Rights.

(a) If at any time Buyer has registered or has determined to register any Common Shares under the Securities Act for its own account or for the account of other security holders of Buyer on any registration form (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Act is applicable, or a registration statement on Form F-4 or S-8 or any successor form thereto) (a “Registration”), Buyer will give Seller written notice thereof promptly (but in no event less than 15 days prior to the anticipated filing date) and shall include in such registration all Conversion Shares (collectively, the “Registrable Securities”) requested to be included therein pursuant to the written request of Seller received within 10 days after delivery of Buyer’s notice. As a condition to such inclusion, Buyer may require Seller to complete such questionnaires or enter into customary agreements regarding the sale of such Registrable Securities, including representations and warranties as to Seller’s beneficial ownership of the Registrable Securities and such other matters as shall be typical for distributions of the kind contemplated by the Registration; provided that, in no event will Seller be required to agree to any lock-up or other transfer restrictions on the Registrable Securities or any other securities of Buyer. All expenses incurred in connection with any Registration shall be borne by Buyer.

(b) To the fullest extent permitted by law, Buyer shall indemnify and hold harmless Seller, and the managers, members, officers, directors and shareholders of such Seller, the legal counsel and accountants for Seller, each underwriter (as defined in the Securities Act) for Seller, and each Person, if any, who controls such Seller or underwriter, in each case against all damages incurred by any such Person, and Buyer shall pay to each such Seller, underwriter, controlling Person or other aforementioned Person, all legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which damages may result, as and when such expenses are incurred in connection with such Registration; provided, however, that the indemnity shall not apply to and Buyer shall not be liable for any damages to the extent that they arise out of or are based upon written information furnished by or on behalf of Seller expressly for use in connection with such Registration.

(c) Buyer shall not grant to any Person the right to request Buyer to register any securities unless such rights are consistent with the provisions of this Section 5.09.

Section 5.10 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 5.11 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).

Section 5.12 Shareholder Approval. If required, the Buyer shall provide each shareholder entitled to vote at a meeting of shareholders of the Buyer (the “Shareholder Meeting”), which shall be promptly called and held not later than sixty (60) days following the date hereof (the “Shareholder Meeting Deadline”), a proxy statement in a form reasonably acceptable to the Seller and counsel to the Seller, at the expense of the Buyer, with the Buyer obligated to reimburse the expenses of the Seller and counsel to the Seller incurred in connection therewith. The proxy statement, if any, shall solicit each of the Buyer’s shareholders’ affirmative vote at the Shareholder Meeting for approval of the proposal (“Shareholder Proposal”) to authorize (i) the issuance of all of the Consideration Shares issuable hereunder in compliance with the rules and regulations of the Principal Market and (ii) the filing of an amendment to Buyer’s Amended and Restated Memorandum and Articles to effect the designation of the Preferred Shares (such affirmative approvals being referred to herein as the “Shareholder Approval”, and the date such Shareholder Approval is obtained, the “Shareholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its shareholders’ approval of such proposal and to cause the board of directors of the Company to recommend to the shareholders that they approve such proposal. The Company shall be obligated to seek to obtain the Shareholder Approval by the Shareholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Shareholder Approval is not obtained by such Shareholder Approval Date, the Company shall adjourn and reconvene the Shareholder Meeting at least as often as every thirty (30) calendar days thereafter until such Shareholder Approval is obtained, but in no event later than the three hundred and sixty-fifth (365th) calendar day after the date hereof.

ARTICLE VI
SURVIVAL

Section 6.01 Survival.

(a) The representations and warranties contained herein (including those set forth in ARTICLE III and ARTICLE IV) shall survive the Closing and shall terminate on the date that is twelve (12) months after the Closing Date. The other agreements of the parties (including those set forth in ARTICLE V and ARTICLE VII) shall survive the Closing Date and each such surviving covenant and agreement shall survive the Closing for as long as Seller holds Securities.

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(b) Without limiting anything contained in Section 6.01(a), other agreements contained in this Agreement (not otherwise subject to Section 6.01(a)) shall survive the Closing Date other than those which by their terms contemplate performance as the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms.

ARTICLE VII
Miscellaneous

Section 7.01 Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Buyer shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by Buyer and any exercise notice delivered by Seller), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to Seller. Buyer shall also pay all legal fees of Seller, not to exceed $30,000, which will be deducted out of the proceeds at the Closing.

Section 7.02 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller:

DIP SPV I, L.P.

c/o DIP1 Management, LLC, its General Partner

c/o ATW Partners, LLC

ONE PENN

1 Pennsylvania Plaza

Suite 4810

New York, NY 10119

Email: aruizg@atwpartners.com

Attention: Antonio Ruiz-Gimenez

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with a copy (which shall not constitute notice) to:

RPCK Rastegar Panchal LLP

One Grand Central Place

60 East 42nd Street – Suite 3130
New York, NY 10165

Email: chintan.panchal@rpck.com and

joshua.teitelbaum@rpck.com

Attention: Chintan Panchal and Josh Teitelbaum

If to Buyer:	Freight Technologies, Inc. 2001 Timberloch Place Suite 500 The Woodlands, TX 77380 Email: javi.selgas@fr8hub.com Attention: Javier Selgas, Chief Executive Officer
with a copy (which shall not constitute notice) to:	Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 Email: Lou@bevilacquapllc.com Attention: Louis A Bevilacqua, Esq.

Section 7.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement.

Section 7.05 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, any exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 7.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

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Section 7.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 7.08 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Each party agrees that all Actions or proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Wilmington. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington, New Castle County, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or proceeding is improper or is an inconvenient venue for such Action or proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 7.09 Termination. In the event that the Closing shall not have occurred within 10 Business Days of the date hereof, Seller shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of Seller to Buyer or to any other party; provided, however, the right to terminate this Agreement under this Section 7.09 shall not be available to Buyer or Seller if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of Seller’s breach of this Agreement. Nothing contained in this Section 7.09 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

Section 7.10 Defined Terms. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 7.10:

(a) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(b) “Buyer Memorandum and Articles” means the Memorandum and Articles of Association of Buyer, as amended and restated on January 31, 2025, and in the form attached hereto as Exhibit A.

(c) “Common Shares” means the ordinary shares of Buyer, with no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(d) “Commission” means the United States Securities and Exchange Commission.

(e) “Conversion Shares” means the Common Shares issuable upon conversion of the Consideration Shares.

(f) “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

(g) “Indebtedness” means any (i) indebtedness for borrowed money; (ii) obligations for the deferred purchase price of property or services, (iii) long or short-term obligations evidenced by notes, bonds, debentures, or other similar instruments; (iv) obligations under any interest rate, currency swap, or other hedging agreement or arrangement; (v) capital lease obligations; (vi) reimbursement obligations under any letter of credit, banker’s acceptance, or similar credit transactions; (vii) guarantees made by the Company on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (i) through (vi); and (viii) any unpaid interest, prepayment penalties, premiums, costs, and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (i) through (vii).

(h) “Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

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(i) “Required Approvals” means, collectively, (i) application(s) or listing of additional shares to each applicable Trading Market for the listing of the Conversion Shares for trading thereon in the time and manner required thereby and (ii) such filings as are required to be made under applicable state securities laws.

(j) “Securities” means the Consideration Shares and the Conversion Shares.

(k) “Seller Memorandum and Articles” means the Memorandum and Articles of Association of the Company.

(l) “Share Equivalents” means any securities of Seller or any subsidiary of Seller which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

(m) “Subsidiary” means any subsidiary of Buyer set forth, discussed or disclosed in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of Buyer formed or acquired after the date hereof.

(n) “Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(o) “Transfer” means the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

(p) “Transfer Agent” means Transhare Corporation, the current transfer agent of Buyer, with a mailing address of Bayside Center 1, 17755 US Highway 19 N., Suite 140, Clearwater, Florida and a facsimile number of (727) 269-5616, and any successor transfer agent of Buyer.

Section 7.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

DIP SPV I, L.P.

By:	DIP1 MANAGEMENT, LLC,
its General Partner

By:
Antonio Ruiz-Gimenez
Managing Member

FREIGHT TECHNOLOGIES, INC.

By:
Javier Selgas
Chief Executive Officer

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Schedule I

Series C-1 Preferred Share Terms

●	Series C Stated Value (per share): $1.00
●	Number of Series C Preferred (Consideration Shares): 5,500,000
●	Series C Conversion Price: The quotient of (i) the Series C Stated Value, divided by (ii) the lower of (A) the Fixed Price and (B) the greater of (a) the Market Price and (b) the Floor Price.
●	Fixed Price: shall be 120% of the market price per Ordinary Share on the Closing Date
●	Market Price: the lowest daily VWAP of the Ordinary Shares in the seven (7) consecutive Trading Day period immediately preceding the date of the conversion of the applicable Series C Preferred Share
●	Floor Price: 20% of the Nasdaq Minimum Price on the Closing Date.
●	The Company is required to get Shareholder Approval for the issuance of the Conversion Shares if required by the Principal Market
●	Prior to receipt of Shareholder Approval, the Conversion Price is the Fixed Price (the Market Price does not apply).

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